As filed with the Securities and Exchange Commission on January 11, 2002

                                        Registration No. 333-_______________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IGEN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 94-2852543
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
          (Address of Principal Executive Offices, including Zip Code)


                          2001 BROAD BASED OPTION PLAN
                            (Full title of the plan)

                              SAMUEL J. WOHLSTADTER
                             CHIEF EXECUTIVE OFFICER
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
                     (Name and address of agent for service)

                                 (301) 869-9800
          (Telephone number, including area code, of agent for service)
                                 ---------------
                                 With a copy to:

                             R. SCOTT KILGORE, ESQ.
                           WILMER, CUTLER & PICKERING
                              1600 TYSONS BOULEVARD
                             TYSONS CORNER, VA 22102
                                 (703) 251-9700

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------- ----------------- ----------------- ----------------- -----------------

                                                                   Proposed          Proposed
               Title of each                                       maximum           maximum
            class of securities                   Amount           offering         aggregate         Amount of
                   to be                          to be             price            offering        registration
                registered                      registered      per share (1)         price              fee
-------------------------------------------- ----------------- ----------------- ----------------- -----------------
-------------------------------------------- ----------------- ----------------- ----------------- -----------------
Common Stock, par value $0.001 per share         250,000             $39.23          $9,806,250         $2,343.69
(including Series A Preferred Share
Purchase Rights)(2)
-------------------------------------------- ----------------- ----------------- ----------------- -----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices per share of IGEN Common Stock, par value $0.001 per share, as reported on The Nasdaq National Market on January 9, 2002, for shares reserved for future issuances pursuant to the 2001 Broad Based Option Plan.

(2) IGEN Common Stock includes associated rights to purchase shares of IGEN Series A Preferred Stock, par value $0.001 per share. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing IGEN Common Stock and will be transferred along with and only with the IGEN Common Stock. The value attributable to such Rights, if any, is reflected in the market price of IGEN Common Stock.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of the Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. IGEN International, Inc. (the "Registrant" or the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's latest annual report on Form 10-K filed on June 29, 2001 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

         (b) The Company's quarterly reports on Form 10-Q filed on August 9, 2001 and November 14, 2001 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, that contains unaudited financial statements for the quarter ended June 30, 2001 and September 30, 2001, respectively;

         (c) The Company's proxy statement filed on July 30, 2001, as amended on September 5, 2001 with the Commission pursuant to Section 14 of the Exchange Act;

         (d) The description of the Company's Common Stock that is contained in the Form 8-A Registration Statement filed by the Company with the Commission on January 21, 1994, as amended through the date hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock that may be issued under options granted under the 2001 Broad Based Option Plan is being passed upon for the Company by Wilmer, Cutler and Pickering, Washington, D.C. Richard Cass, a partner of Wilmer, Cutler & Pickering, is a director of the Company and holds options to purchase 20,000 shares of our Common Stock that were granted to Mr. Cass under the Company's 1994 Non-Employee Directors' Stock Option Plan. Mr. Cass is not eligible to receive options under the 2001 Broad Based Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporate Law of the State of Delaware, IGEN International has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         IGEN's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for any breach of fiduciary as a director to IGEN and its stockholders. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to IGEN, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, and for any transaction from which the director derived an improper personal benefit.

         IGEN maintains a policy of directors' and officers' liability insurance that insures IGEN's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required by Section 10(a)
                             (3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                             arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Montgomery County, State of Maryland on this 8th day of January, 2002.

                                IGEN International, Inc.

                                By:/s/ George V. Migausky
                                ------------------------
                                George V. Migausky
                                Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Samuel J. Wohlstadter, Richard J. Massey and George V. Migausky as his true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                               CAPACITY                                  DATE
          ---------                               --------                                  ----

  /s/ Samuel J. Wohlstadter         Chairman, Chief Executive Officer             January 3, 2002
  ------------------------          (Principal Executive Officer); Director
  Samuel J. Wohlstadter

  /s/ George V. Migausky            Vice President and Chief Financial            January 8, 2002
  ---------------------             Officer (Principal Financial and
  George V. Migausky                Accounting Officer)


  /s/ Richard J. Massey             President and Chief Operating Officer;        January 8, 2002
  --------------------              Director
  Richard J. Massey

  /s/ Richard W. Cass               Director                                      January 8, 2002
  ------------------
  Richard W. Cass

  /s/ Robert R. Salsmans            Director                                      January 8, 2002
  ---------------------
  Robert R. Salsmans

  /s/ Joop Sistermans               Director                                      January 8, 2002
  -------------------
  Joop Sistermans


                    EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
   5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered
  10.1   2001 Broad Based Option Plan
  23.1   Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)
  23.2   Consent of Deloitte & Touche LLP
   24 Power of Attorney (included on signature pages of this Registration Statement)